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                                                                      Exhibit 99

FOR IMMEDIATE RELEASE


                COMPUTERIZED THERMAL IMAGING APPEALS AMEX NOTICE
       CTI COMPLETES PRIVATE FINANCING AS FIRST STEP TO RESTORE COMPLIANCE

OGDEN, UTAH, (AMEX: CIO) FEBRUARY 6, 2004 - Computerized Thermal Imaging, Inc. ("CTI") today announced that it has received notice from the American Stock Exchange ("AMEX") Listing Qualifications Division indicating that AMEX has determined to strike CTI's common stock from listing on AMEX. CTI has appealed the AMEX determination by requesting a hearing before an AMEX Listing Qualifications Panel. The date for the hearing has not yet been established. According to the AMEX Company Guide, the hearing will be scheduled, to the extent practicable, within 45 days of CTI's appeal. AMEX has advised CTI that the appeal will stay the proceeding. Accordingly, CTI anticipates that its common stock will continue to trade on AMEX pending the disposition of its appeal. There can be no assurance, however, that the panel will grant CTI's request for continued listing.

The AMEX notice cites three failures of CTI to meet AMEX listing standards. First, the AMEX staff determined that CTI failed to comply with Section 1003(a)(i) of the AMEX Company Guide, which requires listed companies who have experienced losses in two of the three preceding years to maintain stockholders' equity in excess of $2 million. Second, pursuant to Section 1003(a)(iv) of the AMEX Company Guide, the staff determined that CTI has incurred losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired, that it appears questionable, in the opinion of the staff, that CTI will be able to continue operations and/or meet its obligations as they mature. Third, the staff asserted that CTI failed to comply with the requirements of Section 1003(d) of the AMEX Company Guide, which require AMEX listing and shareholder approval of certain corporate transactions.

CTI also announced that it has reached an agreement with a private investor, which CTI management anticipates will generate up to $1 million in additional capital to be used for CTI's continuing operations, pursuit of regulatory approvals and product development. Pursuant to the stock purchase arrangement, CTI received an initial payment of $220,000 on February 4, 2004, with the balance payable in future installments. In exchange for the amounts paid and payable to CTI, CTI has agreed to issue to the investor an aggregate of 4,545,455 shares. Management believes the completed financing is an important initial step toward regaining compliance with AMEX regulations. In addition, based on continuing communications between CTI management and representatives of the U.S. Food & Drug Administration (the "FDA"), CTI believes a resolution of its application for conditional pre-market approval of its BCS 2100 cancer screening device is imminent. If the FDA responds favorably to CTI's application, of which there can be no assurance, CTI believes its ability to present to AMEX a successful appeal would be significantly strengthened.


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CTI designs, manufactures and markets thermal imaging and infrared devices and services used for clinical diagnosis, pain management and non-destructive testing of industrial products and materials. CTI has developed six significant proprietary technologies, four of which relate to its breast imaging system, BCS 2100. These include a climate-controlled examination unit to provide patient comfort and facilitate reproducible tests for the BCS 2100; an imaging protocol designed to produce consistent results for the BCS 2100; a statistical model that detects physiological irregularities for the BCS 2100, and infrared imaging and analysis hardware, including a proprietary heat-sensing camera. CTI also markets the Thermal Image Processor and Photonic Stimulator, two cleared pain management devices used for diagnostic imaging and therapeutic treatment.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS, TRENDS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. AMONG THOSE RISKS, TRENDS AND UNCERTAINTIES ARE CTI'S PENDING APPLICATION BEFORE THE FDA SEEKING PRE-MARKET APPROVAL OF CTI'S BCS 2100 BREAST IMAGING SYSTEM, CTI'S ABILITY TO RAISE ADDITIONAL CAPITAL TO FUND CASH REQUIREMENTS FOR FUTURE OPERATIONS AND CTI'S ABILITY TO CONTINUE AS A GOING CONCERN. IN PARTICULAR, CAREFUL CONSIDERATION SHOULD BE GIVEN TO CAUTIONARY STATEMENTS MADE IN THE VARIOUS REPORTS CTI HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. CTI UNDERTAKES NO DUTY TO UPDATE OR REVISE THESE FORWARD-LOOKING STATEMENTS.